Exhibit 99.1

IGM Biosciences Announces Fourth Quarter and Full Year 2019 Financial Results and Provides Corporate Update

- Initial data from Phase 1 trial of IGM-2323 in relapsed/refractory non-Hodgkin’s lymphoma expected in the second half of 2020 -

- IND filing for IGM-8444 planned in 2020 -

- Company to host conference call today at 4:30 p.m. ET -

MOUNTAIN VIEW, Calif., March 26, 2020 – IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies, today announced its financial results for the fourth quarter and full year ended December 31, 2019 and provided an update on recent developments.

“2019 was a transformational year for IGM. The many highlights of the year included our successful initial public offering and the initiation of our first-in-human trial for our lead product candidate, IGM-2323, a CD20 x CD3 bispecific IgM antibody, in patients with relapsed/refractory non-Hodgkin’s lymphoma (NHL),” said Fred Schwarzer, Chief Executive Officer of IGM Biosciences. “We expect continued progress in 2020, with the filing of an Investigational New Drug application (IND) with the Food and Drug Administration (FDA) for our second product candidate, IGM-8444 and the presentation of initial data from our clinical trial of IGM-2323. With thanks to the IGM team, we believe we are well positioned to remain the global leader in the research and development of engineered therapeutic IgM antibodies.”

Recent Highlights and Pipeline Updates

IGM-2323 – Phase 1 trial initiated: In October 2019, IGM announced dosing of the first patient in its Phase 1 clinical trial evaluating IGM-2323 in patients with relapsed/refractory B cell NHL. This Phase 1 clinical trial represents the first-in-human application of IGM Biosciences’ engineered IgM antibody technology. IGM expects to report initial data from this Phase 1 trial in the second half of 2020.

IGM-8444 – IND filing planned: IGM expects to file an IND application with the FDA for IGM-8444 in 2020, initially for the treatment of patients with solid tumors. IGM-8444 is an IgM antibody targeting the Death Receptor 5 (DR5) protein, which is broadly expressed on a broad range of solid and hematologic malignancies.

IGM-7354 – Next candidate announced: IGM nominated IGM-7354 as its third clinical candidate. IGM-7354 is a targeted IL-15 immune stimulating antibody which demonstrates another use of IGM’s novel J chain based bispecific technology. In this case, the immune stimulating IL-15 is displayed on the J chain of an anti-PD-L1 IgM antibody, which serves to display the immune stimulating IL-15 on the surface of PD-L1 positive cells, such as cancer cells. IGM expects to file an IND with the FDA for IGM-7354 in 2021.

Fourth Quarter and Full Year 2019 Financial Results

•	Cash and Investments: Cash and investments as of December 31, 2019 were $236.6 million.

•	Research and Development (R&D) Expenses: For the fourth quarter and year ended 2019, R&D expenses were $12.8 million and $35.3 million, respectively.

•	General and Administrative (G&A) Expenses: For the fourth quarter and year ended 2019, G&A expenses were $3.2 million and $9.2 million, respectively.

•	Net Loss: For the fourth quarter of 2019, net loss was $14.8 million, or a loss of $0.49 per share. For the year ended 2019, net loss was $43.1 million, or a loss of $4.80 per share.

•	Shares Outstanding: Weighted-average shares outstanding for the fourth quarter of 2019 were 30.5 million and for the full year of 2019 were 9.0 million shares.

2020 Financial Guidance

IGM estimates non-GAAP operating expenses for 2020 of approximately $75 - $85 million, excluding estimated non-cash stock-based compensation expense of approximately $8 million. Including non-cash stock-based compensation expense, IGM estimates GAAP operating expenses for 2020 of $83 - $93 million. IGM also expects to end 2020 with a balance of over $140 million in cash and investments.

Conference Call and Webcast

IGM will host a conference call and webcast to discuss this announcement today, March 26, at 4:30 p.m. ET. To access the live call by phone please dial (866) 649-1996 (domestic) or (409) 217-8769 (international); the conference ID is 2991398. A live audio webcast of the event may also be accessed through the “Investors” section of IGM’s website at www.igmbio.com. A replay of the webcast will be available for 30 days following the event through 11:59p.m. ET on April 25, 2020.

About IGM Biosciences, Inc.

Headquartered in Mountain View, California, IGM Biosciences is a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies. Since 2010, IGM Biosciences has worked to overcome the manufacturing and protein engineering hurdles that have limited the therapeutic use of IgM antibodies. Through its efforts, IGM Biosciences has created a proprietary IgM technology platform for the development of IgM antibodies for those clinical indications where their inherent properties may provide advantages as compared to IgG antibodies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to IGM’s plans, expectations and forecasts and to future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding, the Company’s IgM technology platform, statements regarding the Company’s Phase 1 clinical trial of IGM-2323, including the timing of reporting initial data from the clinical trial, the timing of filing an IND for IGM-8444, the Company’s future financial and operating performance, including its guidance for the full year 2020 and year end 2020 cash and investments balance, and statements by IGM’s Chief Executive Officer. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially, including but not limited to: potential delays and disruption resulting from the COVID-19 coronavirus pandemic and governmental responses to the pandemic, including any future impacts to IGM’s operations, the manufacturing of its product candidates, the progression of its current clinical trials, and enrollment in its current and future clinical trials; IGM’s early stages of clinical drug development; risks related to the use of engineered IgM antibodies, which is a novel and unproven therapeutic approach; IGM’s ability to advance product candidates into, and successfully complete, clinical trials on the timelines it projects; IGM’s ability to adequately demonstrate sufficient safety and efficacy of its product candidates; IGM’s ability to enroll patients in its ongoing and future clinical trials; IGM’s ability to successfully manufacture and supply its product candidates for clinical trials; IGM’s ability to accurately forecast future financial results in the current environment; IGM’s ability to obtain additional capital to finance its operations, if needed; uncertainties related to the projections of the size of patient populations suffering from the diseases IGM is targeting; IGM’s ability to obtain, maintain and protect its intellectual property rights; developments relating to IGM’s competitors and its industry, including competing product candidates and therapies; general economic and market conditions; and other risks and uncertainties, including those more fully described in IGM’s filings with the Securities and Exchange Commission (“SEC”), including IGM’s Annual Report on Form 10-K filed with the SEC on March 26, 2020 and in IGM’s future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and IGM specifically disclaims any obligation to update any forward-looking statement, except as required by law.

IGM Biosciences, Inc.

Selected Statement of Operations Data

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating expenses:
Research and development (1)	$12,763	$7,814	$35,257	$18,962
General and administrative (1)	3,174	1,232	9,241	3,829

Total operating expenses	15,937	9,046	44,498	22,791

Loss from operations	(15,937)	(9,046)	(44,498)	(22,791)
Other income (expense), net	1,122	(7)	1,365	80

Net loss	$(14,815)	$(9,053)	$(43,133)	$(22,711)

Net loss per share, basic and diluted	$(0.49)	$(20.67)	$(4.80)	$(51.84)

Weighted-average common shares outstanding, basic and diluted	30,478,980	438,074	8,995,410	438,074

(1) Amounts include stock-based compensation expense as follows:

Research and development	$192	$25	$522	$51
General and administrative	208	94	492	132

Total stock-based compensation expense	$400	$119	$1,014	$183

IGM Biosciences, Inc.

Selected Balance Sheet Data

(in thousands)

	December 31, 2019	December 31, 2018
Cash and investments	$236,607	$1,887
Total assets	261,350	3,979
Accrued liabilities	3,305	3,582
Total liabilities	21,119	8,890
Convertible preferred stock	—	60,917
Accumulated deficit	(107,205)	(64,072)
Total stockholders' equity (deficit)	240,231	(65,828)

Contact:

Argot Partners

David Pitts

212-600-1902

igmbio@argotpartners.com